MORGAN STANLEY DEAN WITTER INTERCAPITAL INCOME SECURITIES INC.


ARTICLES OF AMENDMENT
CHANGING NAME OF CORPORATION
PURSUANT TO MGCL SECTION 2-605 (a)(4)


	Morgan Stanley Dean Witter Intercapital Income Securities Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST:	The Charter of the Corporation is hereby amended by
striking out ARTICLE II of the Articles of Incorporation and inserting in lieu thereof the following:
"ARTICLE II
The name of the Corporation is Morgan Stanley Income
Securities Inc."

SECOND:	The foregoing amendment to the Charter of the
Corporation has been approved by the Board of Directors and is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law.
THIRD:	The Corporation is registered as a closed-end
management investment company under the Investment Company Act of
1940.
FOURTH:	These Articles of Amendment shall become effective at
9:00 a.m., Eastern Time, on December 20, 2001.


IN WITNESS WHEROF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on this 20th day of December, 2001.

		MORGAN STANLEY INCOME SECURITIES INC.



	By: /s/ Mitchell M. Merin
	Name:  Mitchell M. Merin
	Title:    President


ATTESTED:



/s/ Barry Fink
Name:  Barry Fink
Title:    Secretary

	THE UNDERSIGNED, the President of Morgan Stanley Income Securities Inc. who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.




			/s/ Mitchell M. Merin
			Name: Mitchell M. Merin
			Title:  President